UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2012

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 6, 2012, Health Care REIT, Inc. (the “Company”) sold (i) $450,000,000 aggregate principal amount of the Company’s 2.250% senior unsecured notes due 2018 (the “2018 Notes”), (ii) $500,000,000 aggregate principal amount of the Company’s 3.750% senior unsecured notes due 2023 (the “ 2023 Notes”) and (iii) $250,000,000 aggregate principal amount of the Company’s 5.125% senior unsecured notes due 2043 (the “2043 Notes” and, collectively with the 2018 Notes and the 2023 Notes, the “Notes”) pursuant to an automatic shelf registration statement of the Company on Form S-3 (File No. 333-181185) filed with the Securities and Exchange Commission on May 4, 2012.

The Notes were issued under an Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), dated as of March 15, 2010 (the “Indenture”), as supplemented by Supplemental Indenture No. 7 between the Company and the Trustee, dated as of December 6, 2012 (the “Supplemental Indenture”). The 2018 Notes bear interest at a rate of 2.250% per year, the 2023 Notes bear interest at a rate of 3.750% per year and the 2043 Notes bear interest at a rate of 5.125% per year, each payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2013. The 2018 Notes mature on March 15, 2018, the 2023 Notes mature on March 15, 2023 and the 2043 Notes mature on March 15, 2043.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 15, 2010, between the Company and the Trustee (filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s Form 8-K filed March 15, 2010, and incorporated herein by reference thereto).

4.2	Supplemental Indenture No. 7, dated as of December 6, 2012, between the Company and the Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its:	Chairman of the Board, Chief Executive
Officer and President

Dated: December 10, 2012